Exhibit 99.1

MBIA Comments on Standard & Poor’s Downgrade of MBIA’s Financial Strength Rating to AA

ARMONK, N.Y.--(BUSINESS WIRE)--MBIA Inc. (NYSE: MBI) issued the following statement in response to the decision today by Standard & Poor’s Ratings Services (S&P) to downgrade MBIA’s insurance financial strength rating from AAA to AA.

"Despite the difficulty in managing to changing and uncertain rating agency standards, we remain confident of our capitalization, liquidity and future prospects,” said Jay Brown, MBIA Chairman and Chief Executive Officer. “We will engage in discussions with S&P to better understand the basis for their decision. In the coming weeks, we will work with our Board of Directors to thoroughly examine all of our options as we further the transformation of the Company with the goal of delivering long-term value to our shareholders.”

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.'s principal operating subsidiary, MBIA Insurance Corporation, has financial strength ratings of Double-A on CreditWatch Negative from Standard & Poor's Ratings Services and Triple-A, on review for possible downgrade, from Moody's Investors Service. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA
Media:
Kevin Brown, +1-914-765-3648
Elizabeth James, +1-914-765-3889
or
Investor Relations:
Greg Diamond, +1 914-765-3190
or
APCO Worldwide
Media:
Jim McCarthy +1-202-333-8810